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                                                                    Exhibit 16.1
                                     Arthur
                                    Andersen


                                                           Arthur Andersen LLP
                                                           Suite 5600
                                                           901 Main Street
                                                           Dallas, TX 75202-3799
                                                           214 741 8300


March 12, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sirs:

        We have read the Change in Accountant paragraph included in the First Amendment to the Form S-4 filed on Registration Statement Number 333-20095 dated March 12, 1997, of Atrium Companies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                          ARTHUR ANDERSEN LLP